EXHIBIT 21.1

The following is a list of all of Pioneer Drilling Company’s direct and indirect subsidiaries:

1. Pioneer Drilling Services, Ltd., a Texas corporation—100% direct subsidiary.

2. Pioneer Global Holdings, Inc., a Delaware corporation—100% indirect subsidiary—100% owned by Pioneer Drilling Services, Ltd.

3. Pioneer Services Holdings, L.L.C., a Delaware limited liability company—100% indirect subsidiary—100% owned by Pioneer Global Holdings, Inc.

4. Pioneer Latina Group SDAD, Ltda., a Panama corporation—100% indirect subsidiary—owned by Pioneer Global Holdings, Inc. (99%) and Pioneer Services Holdings, L.L.C. (1%).

5. PDC Holdings de Mexico, S. de R.L. de C.V.—100% indirect subsidiary—owned by Pioneer Global Holdings, Inc. (99%) and Pioneer Services Holdings, L.L.C. (1%).

6. PDC Logistics de Mexico, S. de R.L. de C.V.—100% indirect subsidiary—owned by PDC Holdings de Mexico, S. de R.L. de C.V. (99.9%) and Pioneer Services Holdings, L.L.C. (0.1%).

7. PDC Drilling Mexicana, S. de R.L. de C.V.—100% indirect subsidiary—owned by PDC Holdings de Mexico, S. de R.L. de C.V. (99.9%) and Pioneer Services Holdings, L.L.C. (0.1%).

8. Pioneer de Colombia SDAD, Ltda., a Panama corporation—100% indirect subsidiary—owned by Pioneer Latina Group SDAD, Ltda. (99%) and Pioneer Services Holdings, L.L.C. (1%).

9. Pioneer de Colombia SDAD, Ltda., Surcusal Colombia, a Colombian branch—100% indirect subsidiary—100% owned by Pioneer de Colombia SDAD, Ltda.

10. Proveedora Internacional de Taladros S.A.S—100% indirect subsidiary—100% owned by Pioneer Global Holdings, Inc.

11. Pioneer Production Services, Inc., a Delaware corporation—100% direct subsidiary.

12. Pioneer Wireline Services Holdings, Inc., a Delaware corporation—100% indirect subsidiary—100% owned by Pioneer Production Services, Inc.

13. Pioneer Wireline Services, L.L.C., a Delaware limited liability company—100% indirect subsidiary—100% owned by Pioneer Wireline Services Holdings, Inc.

14. Pioneer Well Services, L.L.C., a Delaware limited liability company—100% indirect subsidiary—100% owned by Pioneer Production Services, Inc.

15. Pioneer Fishing & Rental Services, L.L.C., a Delaware limited liability company—100% indirect subsidiary—100% owned by Pioneer Production Services, Inc.